Exhibit 2.03

EXECUTION VERSION

THIRD AMENDMENT

TO AMENDED AND RESTATED DISBURSEMENT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED DISBURSEMENT AGREEMENT, dated as of February 29, 2007 (this “Amendment”), is among SCRUBGRASS GENERATING COMPANY, L.P., a Delaware limited partnership (“Scrubgrass”), BUZZARD POWER CORPORATION, a Delaware corporation (“Buzzard”), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as Disbursement Agent, DEUTSCHE BANK TRUST COMPANY AMERICAS (“Deutsche Bank”), as securities intermediary (as defined in Section 8-102(a)(14) of the UCC (as defined herein), in such capacity, the “Securities Intermediary”) and bank (as defined in Section 9-102(a)(8) of the UCC (as defined herein), in such capacity, the “Bank”), and CALYON NEW YORK BRANCH (as successor to Credit Lyonnais, New York Branch), as agent (the “Agent”) for certain Bank Parties referred to in the Amended and Restated Disbursement Agreement (as defined below).

RECITALS

WHEREAS, Scrubgrass, as lessor, and Buzzard, as lessee, are parties to that certain Amended and Restated Lease Agreement, dated December 22, 1995 (the “Lease”), pursuant to which, among other things, Scrubgrass leased the Project (as defined in the Lease) to Buzzard and assigned certain related agreements to Buzzard;

WHEREAS, in connection with the termination of the Lease by Scrubgrass and Buzzard pursuant to that certain Omnibus Agreement Regarding Termination of Lease, dated as of February, 2007 (the “Omnibus Agreement”), between Scrubgrass and Buzzard, Scrubgrass and Buzzard have agreed to enter into this Agreement for the purpose of amending the Amended and Restated Disbursement and Security Agreement, dated as of December 22, 1995 (as amended by the First Amendment to the Amended and Restated Disbursement and Security Agreement, dated as of October 9, 1998, and Amendment No. 2 to Disbursement Agreement, dated as of December 11, 2006, the “Amended and Restated Disbursement Agreement”) in the manner set forth herein; and

WHEREAS, pursuant to Amendment No. 7, dated as of November 30, 2007 (“Amendment No. 7”), to the Reimbursement and Loan Agreement (as defined in the Omnibus Agreement), the Agent and the other banks party thereto have agreed to the transactions set forth in this Amendment upon satisfaction of the terms and conditions set forth in Amendment No. 7;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Amended and Restated Disbursement Agreement. To the extent a capitalized term is created herein or its meaning or definition is amended herein, such term is used herein as so defined, including as amended.

2. Accounts.

(a)(i) On or before the date hereof, the Financial Institution shall establish an account of Scrubgrass titled “Scrubgrass Generating Company, L.P., Operating Account, Deutsche Bank Trust Company Americas as Disbursement Agent, as Secured Party” with account number 63382 (the “Scrubgrass Operating Account”), and (ii) on the date hereof, the Financial Institution shall transfer any cash or Permitted Investments in the account of Buzzard currently referred to as the “Operating Account” in the Amended and Restated Disbursement Agreement, account number MU-BV998, to the Scrubgrass Operating Account and shall thereafter close such account of Buzzard.

(b)(i) On or before the date hereof, the Financial Institution shall establish an account of Scrubgrass titled “Scrubgrass Generating Company, L.P., Maintenance Reserve Account, Deutsche Bank Trust Company Americas as Disbursement Agent, as Secured Party” with account number 63383 (the “Scrubgrass Maintenance Reserve Account”), and (ii) on the date hereof, the Financial Institution shall transfer any cash or Permitted Investments in the account of Buzzard currently referred to as the “Maintenance Reserve Account” in the Amended and Restated Disbursement Agreement, account number MU-BV996, to the Scrubgrass Maintenance Reserve Account and shall thereafter close such account of Buzzard.

(c)(i) On or before the date hereof, the Financial Institution shall establish an account of Scrubgrass titled “Scrubgrass Generating Company, L.P., Available Cash Flow Account, Deutsche Bank Trust Company Americas as Disbursement Agent, as Secured Party” with account number 63384 (the “Scrubgrass Available Cash Flow Account”), and (ii) on the date hereof, the Financial Institution shall transfer any cash or Permitted Investments in the account of Buzzard currently referred to as the “Available Cash Flow Account” in the Amended and Restated Disbursement Agreement, account number MU-BV997, to the Scrubgrass Available Cash Flow Account and shall thereafter close such account of Buzzard.

(d) On the date hereof, any cash or Permitted Investments in the account of Buzzard currently referred to as the “Lessee Environmental Liability Reserve Account” in the Amended and Restated Disbursement Agreement, account number MU-FF419 shall be transferred to the Scrubgrass Operating Account and such account of Buzzard shall thereafter be closed.

(e) On the date hereof, the Financial Institution shall transfer any cash or Permitted Investments in the Rent Suspense Account to the Scrubgrass Operating Account and shall thereafter close the Rent Suspense Account.

(f) From and after the date hereof, the Capital Expenditure Fund shall be deemed to be solely the account of, and for the benefit of, Scrubgrass.

3. Amendments. The following amendments to the Amended and Restated Disbursement Agreement shall take effect on the date hereof:

(a) Buzzard hereby withdraws, and Scrubgrass, the Agent and the Financial Institution hereby agree that Buzzard shall be withdrawn, as a party to the Amended and Restated Disbursement Agreement. The parties hereto hereby agree that, from and after the consummation of such withdrawal, Buzzard shall no longer have any rights or obligations under the Amended and Restated Disbursement Agreement and any provisions of the Amended and Restated Disbursement Agreement that are applicable to Buzzard shall no longer have any force or effect in respect of Buzzard to the extent of such application.

(b) Scrubgrass hereby terminates its appointment of Deutsche Bank, acting as the Disbursement Agent, as its agent and withdraws as a principal to such agency. Deutsche Bank and the Agent hereby acknowledges and agree that Deutsche Bank is no longer acting as agent for Scrubgrass.

(c) All references in the Amended and Restated Disbursement Agreement to, and all provisions applicable to, the “Lessee,” the “Amended and Restated Lease,” the “Amended and Restated Lessee Working Capital Loan Agreement,” the “Lessee Accounts,” the “Rent Suspense Account,” “Basic Rent (Equity),” the “Lessee Environmental Liability Reserve Account,” any “Lessee Release Notice,” any “Lessor Post-Default Disbursement Certificate,” any “Capital Expenditure Fund Deposit Certificate,” any “Enhancement Consent Certificate of Lessee,” any “Lessee Collateral,” any “Lessor Default Notice,” and the “Lessee Account Collateral” shall be deemed deleted therefrom (including the Exhibits and Schedules thereof) and shall no longer have any force or effect.

(d) The term “Operating Account” shall mean the Scrubgrass Operating Account.

(e) The term “Maintenance Reserve Account” shall mean the Scrubgrass Maintenance Reserve Account.

(f) The term “Available Cash Flow Account” shall mean the Scrubgrass Available Cash Flow Account.

(g) The term “Financial Institution” shall mean Deutsche Bank in its capacities as Disbursement Agent, Bank and Securities Intermediary.

(h) The term “Lessor Accounts” shall mean, collectively, (i) “Lessor Accounts” as defined in the Amended and Restated Disbursement Agreement, and (ii) the Scrubgrass Operating Account, the Scrubgrass Maintenance Reserve Account and the Scrubgrass Available Cash Flow Account, including, in the case of each of the accounts described in the foregoing clauses (i) and (ii), any such account as it may be renamed or renumbered, or any successor account to any such account that may be established, in each case with the consent of the Disbursement Agent and the Agent, and otherwise in accordance with the Amended and Restated Disbursement Agreement.

(i) The term “Accounts” shall mean the “Lessor Accounts”.

(j) The term “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Account Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

(k) Section 3.01 is hereby deleted in its entirety and the words “(Intentionally omitted)” are inserted in place thereof.

(l) Section 3.02 is hereby deleted in its entirety and replaced with the following:

“SECTION 3.02. Assignment by Lessor. To secure the timely payment of the Obligations, Scrubgrass does hereby assign, transfer, pledge and grant to Agent, on behalf of the Bank Parties, a security interest in all of Lessor’s right, title and interest to, in and under the following, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence: (i) all proceeds of the New Term Loan, Working Capital Loans, Debt Service Loans and all revenues, cash, insurance proceeds, condemnation proceeds and other monies derived from Lessor’s interest in and operation of the Project, (ii) each of the Accounts, including all monies and investment securities held in the Accounts and all other funds held by the Financial Institution under this Disbursement Agreement and (iii) the proceeds of all the foregoing (all the collateral described in clauses (i) through (iii) above being herein collectively called the “Lessor Account Collateral”).

(m) Section 3.03 is hereby deleted in its entirety and the words “(Intentionally omitted)” are inserted in place thereof.

(n) Section 5.01 is hereby amended as follows:

(i) The words “During the period commencing on the Effective Date and ending on the last day of the term of the Amended and Restated Lease” in the first sentence thereof are hereby replaced with the words “Commencing from the Effective Date”.

(ii) The word “Lessee” in the first sentence thereof is hereby replaced with the word “Lessor”.

(iii) Clause (iii) thereof is hereby deleted in its entirety and clause (iv) thereof is renumbered clause (iii).

(o) Section 5.02 is hereby amended as follows:

(i) In subsection (a)(X), clause Third, the word “Lessee” is hereby replaced with the word “Lessor” and the words “Lessee’s designee” are hereby replaced with the words “Lessor’s designee”.

(ii) Clauses First through Seventeenth of subsection (a)(Y) are hereby deleted in their entirety and replaced by the following clauses First through Fifteenth:

“First, (i) to payment of the appropriate amounts described in Part X above which are due and unpaid as of such Payment Date, as described in Schedule 1 to such Disbursement Certificate, (ii) to retention in the Operating Account of any other amounts described in Part X above which are accrued and unpaid (but not due) as of such Payment Date, as described in Schedule 1 to such Disbursement Certificate and (iii) to retention in the Operating Account, up to $25,000 for application by the Disbursement Agent, upon written direction of Lessor, to the payment of costs and expenses relating to the Project;

Second, to the Amortization Account, the installment due on such Payment Date in respect of the redemption of Bonds as set forth in Schedule 5.02 of the Amended and Restated Reimbursement Agreement, a copy of which is attached as Schedule II, as described in Schedule 1 to such Disbursement Certificate;

Third, to Agent, any scheduled installments of principal due on any Loan (other than the Debt Service Loans and Working Capital Loans) on such Payment Date as set forth in Schedule II hereto, as described in Schedule 1 to such Disbursement Certificate;

Fourth, to Agent, any other amounts due and payable to the Bond LOC Issuer, the Contract LOC Issuer, the Agent or any Bank under any Transaction Document, as described in Schedule 1 to such Disbursement Certificate;

Fifth, to the Remarketing Agent, remarketing fees, if any, in respect of the Bonds;

Sixth, (a) to the payment of any Debt Service (Tranche A) Loan, if necessary, to reduce such loan balance to the Required Maximum Debt Service (Tranche A) Loan Amount for such Payment Date, and (b) then to the payment of any outstanding Debt Service (Tranche B) Loan; provided, however, that in the event that the Required Maximum Debt Service (Tranche A) Loan Amount has been reduced to zero (0) under clauses (a)(ii) or (a)(iii) of the definition thereof, then amounts under this clause Sixth shall be applied to the payment of outstanding Debt Service (Tranche A) Loans and outstanding Debt Service (Tranche B) Loans, pro rata based on the proportions that the principal amount of Debt Service (Tranche A) Loans and principal amount of Debt Service (Tranche B) Loans, respectively, bear to the aggregate outstanding principal amount of Debt Service (Tranche A) Loans and Debt Service (Tranche B) Loans;

Seventh, in the following order of priority:

(i) to the Maintenance Reserve Account, the amount required or permitted by Section 13.01(e) of the Amended and Restated Reimbursement Agreement to be deposited in the Maintenance Reserve Account, as described in Schedule 1 to such Disbursement Certificate, and then

(ii) if required by Section 13.01(i) of the Amended and Restated Reimbursement Agreement, 100% of the balance remaining in the Operating Account shall be deposited into the Hedge Account;

Eighth, if the restrictions set forth in Section 11.08 of the Amended and Restated Reimbursement Agreement shall apply, then 100% of the balance remaining in the Operating Account shall be deposited into the Available Cash Flow Account;

Ninth, to the Bond Issuer, the payment of Bond Issuer Fees then due, as described in Schedule 1 to such Disbursement Certificate;

Tenth, to Lessor, an amount equal to the Level Tenth Payment Amount applicable to such Payment Date and as described in Schedule 1 to such Disbursement Certificate, unless the restrictions set forth in Section 11.08 of the Amended and Restated Reimbursement Agreement shall apply, then such Level Tenth Payment Amount shall be deposited in the Available Cash Flow Account, in either case as set forth in paragraph 4 of such Disbursement Certificate;

Eleventh, to the Project Manager, amounts due and owing to Project Manager under the Project Management Agreement (each as defined in the Amended and Restated Reimbursement and Loan Agreement), as described in Schedule 1 to such Disbursement Certificate;

Twelfth, to the Operator, the amount of Subordinated Operating Expenses due and owing to the Operator, as described in Schedule 1 to such Disbursement Certificate;

Thirteenth, to the holders of Junior Debt, if any, listed in Schedule VI hereto, accrued interest and any installment of principal on Junior Debt due on or prior to such Payment Date as set forth in Schedule VI hereto (as such Schedule may be established or amended from time to time pursuant to written instructions from Lessor consistent with the Amended and Restated Reimbursement Agreement) and described in Schedule 1 to such Disbursement Certificate;

Fourteenth, for deposit in the Capital Expenditure Fund, the amount set forth in Schedule 1 to such Disbursement Certificate for application against Capital Expenditures in accordance with Article XIX of this Disbursement Agreement; and

Fifteenth, the balance remaining in the Operating Account to payment to Lessor of the amounts set forth in Schedule 1 to such Disbursement Certificate.”

(iii) Section 5.02(a) is hereby amended by adding the following sentence to the end thereof:

“For purposes of this Section 5.02(a), “Level Tenth Payment Amount” means, in respect of any Payment Date, the amount identified as the “Level Tenth Payment Amount” corresponding to such Payment Date in Schedule IV hereof.”

(iv) Section 5.02(b) is hereby deleted in its entirety and the words “(Intentionally omitted)” are inserted in place thereof.

(v) Section 5.02(d) is hereby amended by deleting the words “and 5.02(a)(Y) clauses ‘Fifth’, ‘Seventh’, ‘Ninth’, and ‘Eleventh’ through ‘Seventeenth’ (without any application as provided in any other clause of Section 5.02)” and inserting in place thereof the words “and 5.02(a)(Y) clauses ‘Fifth’, ‘Seventh’ and ‘Ninth’ through ‘Fifteenth’ (without any application as provided in any other clause of Section 5.02)”.

(p) Section 6.01 is hereby deleted in its entirety and replaced with the following:

“SECTION 6.01. Deposits into the Available Cash Flow Account. The Disbursement Agent shall deposit into the Available Cash Flow Account all amounts so directed pursuant to a Disbursement Certificate delivered pursuant to Section 5.02(a)(Y), clause “Eighth”.”

(q) Section 6.02 is hereby amended by: (i) deleting from the heading thereof the words “the Rent Suspense Account and”; (ii) deleting from clause (a) thereof the words “the Rent Suspense Account and”; and (iii) by deleting from clause (b) thereof the words “cash available in the Rent Suspense Account to the Lessor and” .

(r) The heading to Article XI is hereby deleted in its entirety and replaced with the heading, “AGENT DEFAULT NOTICES; DISBURSEMENT BLOCK CERTIFICATES; SECURED PARTY ORDERS”.

(s) Section 11.03 is hereby deleted in its entirety and replaced with the following:

“SECTION 11.03. Control over the Accounts. Notwithstanding anything else to the contrary in this Disbursement Agreement, the Financial Institution agrees that if at any time it shall receive from the Agent (A) any “entitlement order” (as defined in Section 8-102 of the UCC) and/or (B) any instruction directing disposition of funds (such entitlement order or instruction, a “Secured Party Order”) with respect to any Account, the Financial Institution shall comply with such Secured Party Order without further consent by Scrubgrass or any other person.

(t) Section 14.01(d) is hereby amended to delete the word “Lessee” in the parenthetical and replace it with the word “Lessor”.

(u) Section 16.01 is hereby amended to delete the words “and Lessee” in the penultimate sentence thereof, and to replace the word “Lessee” in each other place it appears with the word “Lessor”.

(v) Section 16.03(b) and Section 16.03(c) are hereby amended to delete the term “Majority Banks” in each place it appears and replace it with “Agent”.

(w) Section 16.04 is hereby amended (i) to delete “and Lessor Release Notice” in the first sentence thereof and (ii) by replacing the word “Seventeenth” in the third sentence thereof with the word “Fifteenth”.

(x) Section 16.08 is amended by adding the following sentence to the end thereof:

“Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be the jurisdiction of the Financial Institution.”

(y) Section 16.13 is hereby deleted in its entirety and the words “(Intentionally omitted)” are inserted in place thereof

(z) Section 17.01(b) is hereby deleted in its entirety and the words “(Intentionally omitted)” are inserted in place thereof.

(aa) Article XVIII is hereby deleted in its entirety and the words “(Intentionally omitted)” are inserted in place thereof.

(bb) Section 19.01 is hereby amended by replacing the words “and/or Lessee make available” with the words “makes available” and by replacing the word “Sixteenth” with the word “Fourteenth”.

(cc) Section 19.02 is hereby amended by replacing the word “Seventeenth” with the word “Fifteenth”.

(dd) Section 19.03 is hereby amended by deleting the words “Lessee and” from the heading and the text thereof.

(ee) Section 20.02 is hereby amended by deleting the words “clauses ‘Eighth’ and ‘Eleventh’ through ‘Seventeenth’ of Section 5.02(a)(Y)” and the words “clauses ‘Ninth’ through ‘Fifteenth’ of Section 5.02(a)(Y)” are inserted in place thereof.

(ff) Exhibit 5.02(a)(1) is hereby amended by deleting the words “clauses ‘Eighth’ and ‘Eleventh’ through ‘Seventeenth’ of Section 5.02(a)(Y)” in the bracketed paragraph relating to the Hedge Account and the words “clauses ‘Ninth’ through ‘Fifteenth’ of Section 5.02(a)(Y)” are inserted in place thereof.

(gg) Each of the following Exhibits is hereby deleted in its entirety: Exhibit 8.04(b), Exhibit 11.02(a)(1), Exhibit 11.02(a)(2), Exhibit 18.02(b) and Exhibit 18.02(c).

(hh) Schedule IV is hereby amended by changing the title thereof to “Level Tenth Payment Amounts and Payment Dates”, and by changing the heading of the third column from “Basic Rent (Equity)” to “Level Tenth Payment Amount”.

4. Representations of the Financial Institution. The Financial Institution hereby represents and warrants that the Accounts are “securities accounts” as defined in the UCC and that Scrubgrass is the sole entitlement holder in respect of such Accounts.

5. Severability. Any provision of this Amendment that is invalid, illegal, prohibited or unenforceable in any respect in any jurisdiction, shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, invalidating or impairing the validity, legality and enforceability of the remaining provisions hereof, and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, invalidate or impair such provision in any other jurisdiction.

6. Effectiveness. The Amended and Restated Disbursement Agreement shall remain in full force and effect after giving effect to the transactions under this Amendment.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile transmission of any party’s signature to any counterpart shall be deemed an original signature and shall bind such party.

8. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York without reference to the conflict of laws provisions thereof. Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be the jurisdiction of the Financial Institution.

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IN WITNESS WHEREOF, the parties have executed this Third Amendment to Amended and Restated Disbursement Agreement as of the date first set forth above.

SCRUBGRASS GENERATING COMPANY, L.P.,
a Delaware limited partnership

By:	/s/ Thomas J. Bonner
Name:	Thomas J. Bonner
Title:	President

BUZZARD POWER CORPORATION, a Delaware corporation

By:	/s/ Dennis Haines
Name:	Dennis Haines
Title:	Vice President

CALYON NEW YORK BRANCH, as Agent

By:	/s/ Robert G. Colvin
Name:	Robert G. Colvin
Title:	Director

By:	/s/ Ted Vandermel
Name:	Ted Vandermel
Title:	Director

(Third Amendment to Amended and Restated Disbursement Agreement)

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Disbursement Agent

By:	/s/ Wuendith Encalada
Name:	Wuendith Encalada
Title:	Vice President

By:	/s/ Safet Kalabovic
Name:	Safet Kalabovic
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Securities Intermediary

By:	/s/ Wuendith Encalada
Name:	Wuendith Encalada
Title:	Vice President

By:	/s/ Safet Kalabovic
Name:	Safet Kalabovic
Title:	Vice President

(Third Amendment Amended and Restated Disbursement Agreement)